EXHIBIT 10.1.2

SECOND AMENDMENT OF
AGREEMENT OF PURCHASE AND SALE

This Second Amendment of Agreement of Purchase and Sale (this “Second Amendment”) is made effective as of February 28, 2017, by and among HOTEL YOUNTVILLE, LLC, a California limited liability company (“Hotel Yountville”), HOTEL YOUNTVILLE HOLDINGS, LLC, a California limited liability company (“Yountville Holdings”), ALTAMURA FAMILY, LLC, a California limited liability company (“Family”), and GEORGE ALTAMURA, JR. LLC, a California limited liability company (“Altamura”; together with Hotel Yountville, Yountville Holdings, and Family, collectively, “Seller”), and ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP, a Delaware limited partnership (“Purchaser”).

RECITALS:

A.    Seller and Purchaser entered into that certain Agreement of Purchase and Sale dated effective as of January 13, 2017, as amended by that certain First Amendment to Agreement of Purchase and Sale dated effective as of January 30, 2017 (collectively, the “Agreement;” all capitalized terms used in this Second Amendment and not otherwise defined herein shall have the same meaning given to them in the Agreement).

B.    Seller and Purchaser desire to amend the Agreement as set forth in this Second Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, and the Agreement is amended, as follows:

1.Closing. Notwithstanding anything in the Agreement to the contrary, (i) the Study Period shall expire effective as of 5:00 p.m. Pacific Time on Tuesday, February 28, 2017, and (ii) the Closing shall occur on a business day designated by Purchaser no later than the fifth (5) business day after the date on which the Town of Yountville (the “Town”) approves the New Development Agreement (defined below) at the second reading of the applicable Town of Yountville Resolution to approve such New Development Agreement during a duly noticed public hearing for such purpose (the “Second Reading”); provided, however, in no event shall the Closing occur later than the sixtieth (60th) day after the expiration of the Study Period. Notwithstanding anything in the immediately preceding sentence to the contrary, if the Town has not approved the New Development Agreement at the Second Reading on or before the sixtieth (60th) day after the expiration of the Study Period, but the Town and Purchaser have determined that approval of the New Development Agreement at the Second Reading is reasonably likely to be accomplished within a sixty (60) day period thereafter, then Purchaser shall have the option, in Purchaser’s sole and absolute discretion, to extend the Closing Date for an additional sixty (60) days by delivering written notice thereof to Seller on or before the sixtieth (60th) day after the expiration of the Study Period. Notwithstanding anything in this paragraph 1 to the contrary, if the Town still have not approved the New Development Agreement at the Second Reading on or before the one hundred twentieth (120th) day after the expiration of the Study Period, but approval of the New Development Agreement at the Second

Reading will be accomplished within a thirty (30) day period thereafter, then Purchaser shall have the option, in Purchaser’s sole and absolute discretion, to extend the Closing Date for an additional thirty (30) days by delivering written notice thereof to Seller on or before the one hundred twentieth (120th) day after the expiration of the Study Period.

2.Conditions Precedent as to Purchaser’s Obligations. The following subparagraph (l) is hereby added to Section 5.1 of the Agreement beginning immediately after subparagraph (k) of the Agreement:

“(l)    The Town must have approved of a new Development Agreement for the Property, at the Second Reading, pursuant to which (i) the Property, including, without limitation the portion of the Land described on Exhibit A as ‘Tract One’ (‘Tract One’), can be used for hotel, inn, and other transient uses, (ii) the as-built condition of all of the Improvements on the Property has been approved, and (iii) all of the Improvements on the Property may be reconstructed after any destruction, calamity, or casualty to substantially the same condition in which such Improvements were in immediately before such destruction, calamity, or casualty (the “New Development Agreement”). In connection with the approval of the New Development Agreement, Seller, at Seller’s sole cost and expense, must have executed, acknowledged, and delivered to the Title Company on or before the Closing Date an original counterpart, and caused the Town to have executed, acknowledged, and delivered to the Title Company on or before the Closing Date an original counterpart, to a termination of the existing Development Agreement dated March 6, 2006, and recorded on May 1, 2006 in the Official Records of Napa County, California under Instrument Number 2006-0015203 (the ‘Original Development Agreement’), as amended by the Amendment One to the Development Agreement by and between the Town, Gateway Mobilehome Park, LLC, and the Yountville Inn Owners Relative to 6424 Washington Street dated December 1, 2009, and recorded on October 8, 2010 in the Official Records of Napa County, California under Instrument Number 2010-0023571 (the ‘Amendment to the Development Agreement’; together with the Original Development Agreement, as such instrument may hereafter be amended, modified, supplemented, or assigned, collectively, the ‘Development Agreement’), which termination must indicate that the Property was fully developed and all of Seller’s and the Town’s obligations in connection therewith were fully satisfied.”

3.Covenants of Seller. New Sections 6.10, 6.11, 6.12, 6.13, 6.14, and 6.15 are hereby added to Article VI of the Agreement beginning immediately after Section 6.9 of the Agreement:

“6.10    New Development Agreement. Seller agrees that Purchaser, at Purchaser’s sole cost and expense, may take any and all actions reasonably necessary to, and Seller shall cooperate, in good faith, with Purchaser, without any cost or expense to Seller, in Purchaser’s efforts to, obtain the Town’s approval of the New Development Agreement, which obligation to cooperate shall include, without limitation, the obligation to sign any documents reasonably required by the Town or Purchaser in connection with Purchaser’s efforts to obtain the Town’s approval of the New Development Agreement. In furtherance of the foregoing, Purchaser shall use commercially reasonable efforts to diligently pursue, in good faith, an application for, the reading of a Town of Yountville Resolution related to, and the Town’s approval of, the New Development Agreement.

6.11    Termination of Memorandum of Co-Tenancy. At or before Closing, Seller shall execute, acknowledge, and deliver to the Title Company on or before the Closing Date a termination of the Memorandum of Co-Tenancy Agreement dated as of December 29, 2016, and recorded on December 30, 2016 in the Official Records of Napa County, California under Instrument Number 2016-0033742.

6.12    Termination of Commercial Lease Agreement. At or before Closing, Seller shall terminate the Commercial Lease Agreement dated as of December 29, 2016, between HYH LLC, AF LLC, and GAJ LLC, as landlord, and HY LLC, as tenant, and shall provide evidence of such termination to Purchaser at Closing.

6.13    Termination of Easement Agreement. At or before Closing, Seller shall execute, acknowledge, and deliver to the Title Company on or before the Closing Date an original counterpart, and cause the Town to execute, acknowledge, and deliver to the Title Company on or before the Closing Date an original counterpart, to a termination of the Easement Agreement dated April 10, 1992, and recorded on May 8, 1992 in the Official Records of Napa County, California under Instrument Number 1992-015124.

6.14    Workforce Housing Agreement. At or before Closing, Seller shall cause the Workforce Housing Agreement dated March 31, 2006, and recorded on May 3, 2006 in the Official Records of Napa County, California under Instrument Number 2006-0015542 to be (i) properly assigned of record (1) by Gateway Mobile Home Park, LLC to Yountville Inn, LLC, a California limited liability company, then (2) by HY LLC, formerly known as Yountville Inn, LLC, to HYH LLC, AF LLC, and GAJ LLC, and (3) finally by HYH LLC, AF LLC, and GAJ LLC to Purchaser at Closing, each of which assignments must bear the Town’s written approval thereon, and (ii) amended so that it is limited to the portion of the Land described on Exhibit A as ‘Tract 3’, and so that it states the appropriate number of workforce housing units in accordance with the Amendment to the Development Agreement. In addition, Seller shall use commercially reasonable efforts to cause the Town to execute and deliver, before Closing, an estoppel certificate pertaining to such Workforce Housing Agreement.

6.15    Merger of Tract One and Tract Two. At or before Closing, Seller shall cause Tract One and the portion of the Land described on Exhibit A as ‘Tract Two’ to be properly merged in accordance with all Applicable Laws, and, in connection therewith, shall cause any and all appropriate deeds, maps, plats, and legal descriptions to be prepared and, subject to Purchaser’s review and approval, recorded in the Official Records of Napa County, California.”

4.The Deposit. Notwithstanding anything in the Agreement to the contrary, within two (2) business days of the effective date of this Second Amendment, Purchaser shall deposit the Additional Deposit with Escrow Agent, by wire transfer, and, thereafter, the Initial Deposit and Additional Deposit shall be non-refundable to Purchaser, except as otherwise provided in the Agreement.

5.Offsite Parking Agreement. Notwithstanding anything in the Agreement to the contrary, Seller shall not have any obligations with respect to, or liabilities arising out of, (i) the construction of the offsite employee parking lot as required pursuant to Town of Yountville Resolution Number 16-3318 dated January 19, 2016, or (ii) any agreement between the Town and Purchaser related to the construction of, or payment of rent with respect to, such offsite employee parking lot.

6.No Other Amendments. The parties acknowledge and agree that, except as amended by this Second Amendment, the Agreement remains in full force and effect. To the extent that there is any inconsistency between the terms of this Second Amendment and the Agreement, the terms of this Second Amendment shall prevail.

7.Counterparts. To facilitate execution, this Second Amendment may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement. Facsimile signatures and/or electronically scanned (.pdf) and emailed signatures shall have the same valid and binding effect as original signatures.

8.Governing Law. This Second Amendment and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the stated in which the Property is located without regard to its principles of conflicts of law.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Second Amendment is effective as of the date above first written above.

SELLER:
HOTEL YOUNTVILLE, LLC,
a California limited liability company

By:    /s/ George Altamura Jr
Name: George Altamura Jr
Title: Manager

HOTEL YOUNTVILLE HOLDINGS, LLC,
a California limited liability company

By:     /s/ David Preimesberger
Name: David Preimesberger
Title: CFO

ALTAMURA FAMILY, LLC,
a California limited liability company

By:    /s/ George Altamura Jr
Name: George Altamura Jr
Title: Manager

GEORGE ALTAMURA, JR. LLC,
a California limited liability company

By:    /s/ George Altamura Jr
Name: George Altamura Jr
Title: Manager

PURCHASER:

ASHFORD HOSPITALITY PRIME
LIMITED PARTNERSHIP,
A Delaware limited partnership

By:    Ashford Prime OP General
Partner LLC, its general partner

By:     /s/ David Brooks
Name: David Brooks
Title: Vice President